Discovery Labs Announces Completion of $30 Million Registered Direct Offering

Warrington, PA — April 6, 2007 — Discovery Laboratories, Inc. (Nasdaq: DSCO), has completed its previously announced registered direct offering of 14,050,000 shares of its common stock. The shares were issued and sold to a select group of institutional investors at a price of $2.15 per share resulting in gross proceeds of $30.2 million. Jefferies & Company, Inc. acted as lead placement agent and Lazard Capital Markets LLC served as co-placement agent for the transaction.

All of the shares of common stock were offered and sold by Discovery Labs pursuant to an effective registration statement previously filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The shares of common stock may only be offered by means of a prospectus, forming a part of the effective registration statement. Copies of the final prospectus supplement and accompanying base prospectus can be obtained from Jefferies & Co., Inc., 520 Madison Avenue, 11th Floor, New York, NY 10022 or by fax request at 212-284-2208.

About Discovery Labs

Discovery Laboratories, Inc. is a biotechnology company developing Surfactant Replacement Therapies (SRT) for respiratory diseases. Surfactants are produced naturally in the lungs and are essential for breathing. Discovery’s technology produces a precision-engineered surfactant that is designed to closely mimic the essential properties of natural human lung surfactant. Discovery believes that its proprietary SRT pipeline has the potential to advance respiratory medicine and address a variety of respiratory diseases affecting premature infants, children and adults.

Discovery’s lead product candidate, Surfaxin®, is the subject of an Approvable Letter from the FDA for the prevention of Respiratory Distress Syndrome in premature infants. Surfaxin is also being developed for the prevention and treatment of Bronchopulmonary Dysplasia in premature infants. Aerosurf™, Discovery’s aerosolized SRT, is being developed initially to treat premature infants suffering from respiratory disorders and is intended to obviate the need for intubation and conventional mechanical ventilation. Discovery’s SRT pipeline also includes programs potentially addressing Acute Lung Injury, Acute Respiratory Failure, Cystic Fibrosis, Acute Respiratory Distress Syndrome, and other respiratory conditions. For more information please visit our website at www.Discoverylabs.com.

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Among the factors which could affect Discovery’s actual results and could cause results to differ from those contained in these forward-looking statements are the risk that Discovery may not profitably develop and market its products, the risk that financial market conditions may change, the risk that Discovery will not be able to raise additional capital or enter into additional collaboration agreements (including strategic alliances for Surfactant Replacement Therapies), the risk that Discovery will not be able to timely provide for a successful sales and marketing organization, the risk that Discovery will not be able to attract or retain qualified personnel, risks relating to the progress of Discovery’s research and development, the risk that approval by the FDA or other health regulatory authorities of any applications filed by Discovery may be withheld, delayed and/or limited by indications or other label limitations, the risk that any such regulatory authority will not approve the marketing and sale of a drug product even after acceptance of an application filed by Discovery for any such drug product, risks in the FDA or other regulatory agency review process generally, risks that the Chemical, Manufacturing and Controls section of Discovery’s New Drug Application will not satisfy the FDA, risks relating to the ability of Discovery or Discovery’s third party manufacturers and development partners to manufacture or provide Discovery with adequate supplies of drug substances and expertise for completion of any of Discovery’s clinical studies, risks related to the ability of Discovery and its collaborators to develop, manufacture and successfully commercialize products that combine Discovery’s drug products with innovative aerosolization technologies, risks relating to drug manufacturing by Discovery, risks relating to the significant, time-consuming and costly research, development, pre-clinical studies, clinical testing and regulatory approval process for any products that Discovery may develop independently or in connection with Discovery’s collaboration arrangements, risks relating to the development of competing therapies and/or technologies by other companies, risks relating to reimbursement and health care reform, and risks relating to securities, product liability and other litigation. Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced clinical trials, even after obtaining promising earlier trial results. Data obtained from tests are susceptible to varying interpretations, which may delay, limit or prevent regulatory approval. Those associated risks and others are further described in Discovery’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Company Contact:
Lisa Caperelli, Investor Relations
215-488-9413